UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2017

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.  Other Events.

On June 23, 2017, Triumph Bancorp, Inc., a Texas corporation (the “Company”) announced that TBK Bank, SSB, a Texas state chartered savings bank and a wholly owned subsidiary of the Company (the “Bank”) entered into a Purchase and Assumption Agreement, dated as of June 23, 2017 with Independent Bank, a Texas state chartered bank, pursuant to which the Bank agreed to acquire certain assets and assume certain liabilities associated with nine Independent Bank branch locations in Colorado.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

           TRIUMPH BANCORP, INC.

Date: June 23, 2017	By:	/s/ Adam D. Nelson
Name: Adam D. Nelson Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 23, 2017